EXHIBIT 99.1

RR Donnelley Reports First-Quarter 2014 Results

CHICAGO, April 30, 2014 (GLOBE NEWSWIRE) - R.R. Donnelley & Sons Company (Nasdaq:RRD) today reported financial results for the first quarter of 2014:

Highlights:

•	First-quarter net sales of $2.7 billion grew 5.3% from the first quarter of 2013; organic sales down 0.1% in the quarter

•	First-quarter GAAP net loss attributable to common shareholders of $29.0 million, or $0.15 per diluted share, compared to GAAP net earnings attributable to common shareholders in the first quarter of 2013 of $27.1 million, or $0.15 per diluted share

•	First-quarter non-GAAP net earnings attributable to common shareholders of $59.7 million, or $0.31 per diluted share, compared to non-GAAP net earnings attributable to common shareholders in the first quarter of 2013 of $68.1 million, or $0.37 per diluted share

•	Non-GAAP adjusted EBITDA in the quarter of $276.5 million compared to $277.1 million in the first quarter of 2013

“We are pleased with our first-quarter performance, which was consistent with our expectations. While the difficult weather conditions and a lagging macroeconomic environment created challenges in the quarter, we were able to deliver nearly flat year-over-year organic revenue by leveraging the broad portfolio of product and service offerings that we have built to support our customers’ communications requirements,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “In addition, we further enhanced our breadth of offerings and geographic diversity with the acquisitions that closed in the quarter. While still early in the process, the integration of each is proceeding very well and we remain excited about the benefits associated with adding these companies to RR Donnelley.”

Net Sales

Net sales in the quarter were $2.7 billion, up $135.3 million, or 5.3%, from the first quarter of 2013, largely due to the acquisition of Consolidated Graphics. After adjusting for the impact of acquisitions and dispositions, a 30 basis point negative impact from changes in foreign exchange rates and a 40 basis point negative impact from pass-through paper sales, organic sales declined 0.1% from the first quarter of 2013, as volume declines in the variable print and publishing and retail services segments and price erosion were nearly offset by volume growth in the strategic services and international segments.

GAAP Earnings

The first-quarter 2014 net loss attributable to common shareholders was $29.0 million, or $0.15 per diluted share, compared to net earnings attributable to common shareholders of $27.1 million, or $0.15 per diluted share, in the first quarter of 2013. The first-quarter net loss attributable to common shareholders included pre-tax charges, expenses and other adjustments, detailed on the attached schedules, of $148.1 million and $62.5 million in 2014 and 2013, respectively, all of which were excluded from the presentation of non-GAAP net earnings attributable to common shareholders. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Earnings

First-quarter 2014 non-GAAP adjusted EBITDA was $276.5 million, or 10.3% of net sales, compared to non-GAAP adjusted EBITDA of $277.1 million, or 10.9% of net sales, in the first quarter of 2013. Price pressure and wage and other cost inflation more than offset higher volume, the benefit of two months of Consolidated Graphics and a favorable product mix.

Non-GAAP net earnings attributable to common shareholders totaled $59.7 million, or $0.31 per diluted share, in the first quarter of 2014 compared to $68.1 million, or $0.37 per diluted share, in the first quarter of 2013. First-quarter non-GAAP net earnings attributable to common shareholders exclude pre-tax charges, expenses and other adjustments of $148.1 million and $62.5 million in 2014 and 2013, respectively. A reconciliation of net earnings (loss) attributable to common shareholders to non-GAAP adjusted EBITDA and non-GAAP net earnings attributable to common shareholders is presented in the attached schedules.

2014 Guidance

The Company provides the following updated full-year guidance for 2014, which includes the impact of the recently completed acquisition of Esselte North America:

	Current Guidance	Previous Guidance
Net sales	$11.5 to $11.8 billion	$11.5 to $11.7 billion
Non-GAAP adjusted EBITDA margin	10.5% to 11.0%	10.5% to 11.0%
Depreciation and amortization	$485 to $495 million	$500 to $510 million
Interest expense	$275 to $285 million	$275 to $285 million
Non-GAAP effective tax rate	33% to 35%	33% to 35%
Diluted share count	Approximately 200 million	Approximately 199 million
Capital expenditures	$225 to $250 million	$225 to $250 million
Free cash flow(1)	$400 to $500 million	$400 to $500 million

(1)	Defined as operating cash flow less capital expenditures

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its first-quarter results today, Thursday, May 1, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate must register in advance at http://www.meetme.net/rrd. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 9850121#.

About RR Donnelley

RR Donnelley (Nasdaq:RRD) helps organizations communicate more effectively by working to create, manage, produce, distribute and process content on behalf of our customers. The company assists customers in developing and executing multichannel communication strategies that engage audiences, reduce costs, drive revenues and increase compliance. RR Donnelley’s innovative technologies enhance digital and print communications to deliver integrated messages across multiple media to highly targeted audiences at optimal times for clients in virtually every private and public sector. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of a global organization.

For more information, and for RR Donnelley’s Global Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of RR Donnelley and its expectations relating to future financial condition and performance. These statements include all of the items under the column labeled “Current Guidance” in the table included under the “2014 Guidance” section. Statements that are not historical facts, including statements about RR Donnelley management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RRD’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in RRD’s Form 10-K for the fiscal year ended December 31, 2013, those discussed under “Cautionary Statement” in RRD’s quarterly Form 10-Q filings, and other filings with the SEC and in other investor communications of RRD from time to time. RR Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of March 31, 2014 and December 31, 2013

(UNAUDITED)

(in millions, except per share data)

	March 31, 2014	December 31, 2013
Assets

Cash and cash equivalents	$308.4	$1,028.4
Receivables, less allowances for doubtful accounts	2,018.9	1,832.3
Inventories	581.7	501.2
Prepaid expenses and other current assets	269.3	199.7

Total Current Assets	3,178.3	3,561.6

Property, plant and equipment - net	1,699.6	1,430.1
Goodwill	1,735.5	1,436.3
Other intangible assets - net	502.3	315.9
Deferred income taxes	87.5	118.8
Other noncurrent assets	391.2	375.5

Total Assets	$7,594.4	$7,238.2

Liabilities

Accounts payable	$1,104.9	$1,143.0
Accrued liabilities	815.1	814.8
Short-term and current portion of long-term debt	278.3	270.9

Total Current Liabilities	2,198.3	2,228.7

Long-term debt	3,627.2	3,587.0
Pension liabilities	233.0	245.2
Other postretirement benefits plan liabilities	171.0	174.1
Other noncurrent liabilities	479.4	349.5

Total Liabilities	6,708.9	6,584.5

Equity

Common stock, $1.25 par value	323.7	303.7
Authorized shares: 500.0
Issued shares: 259.0 in 2014 (2013 - 243.0 shares)
Additional paid-in capital	3,034.2	2,802.4
Accumulated deficit	(549.7)	(473.4)
Accumulated other comprehensive loss	(496.1)	(488.1)
Treasury stock, at cost, 59.4 shares in 2014 (2013 - 61.2 shares)	(1,446.2)	(1,512.8)

Total RR Donnelley shareholders’ equity	865.9	631.8
Noncontrolling interests	19.6	21.9

Total Equity	885.5	653.7

Total Liabilities and Equity	$7,594.4	$7,238.2

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2014 and 2013

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31,
	2014 GAAP	ADJUSTMENTS TO NON-GAAP	2014 NON-GAAP	2013 GAAP	ADJUSTMENTS TO NON-GAAP	2013 NON-GAAP
Net sales	$2,673.8	$—	$2,673.8	$2,538.5	$—	$2,538.5

Cost of sales (1)	2,100.6	(12.1)	2,088.5	1,980.2	—	1,980.2

Gross profit (1)	573.2	12.1	585.3	558.3	—	558.3

Selling, general and administrative expenses (SG&A) (1)	316.5	(7.7)	308.8	282.2	(1.0)	281.2
Restructuring, impairment and other charges - net	45.2	(45.2)	—	22.7	(22.7)	—
Depreciation and amortization	115.5	—	115.5	113.6	—	113.6

Income from operations	96.0	65.0	161.0	139.8	23.7	163.5

Interest expense - net	71.0	—	71.0	62.8	—	62.8
Investment and other expense (income) - net	4.6	(6.0)	(1.4)	3.5	(3.2)	0.3
Loss on debt extinguishment	77.1	(77.1)	—	35.6	(35.6)	—

Earnings (loss) before income taxes	(56.7)	148.1	91.4	37.9	62.5	100.4

Income tax expense (benefit)	(23.5)	52.3	28.8	12.6	20.5	33.1

Net earnings (loss)	(33.2)	95.8	62.6	25.3	42.0	67.3

Less: Income (loss) attributable to noncontrolling interests	(4.2)	7.1	2.9	(1.8)	1.0	(0.8)

Net earnings (loss) attributable to RR Donnelley common shareholders	$(29.0)	$88.7	$59.7	$27.1	$41.0	$68.1

Net earnings (loss) per share attributable to RR Donnelley common shareholders:
Basic net earnings (loss) per share	$(0.15)		$0.31	$0.15		$0.38
Diluted net earnings (loss) per share	$(0.15)		$0.31	$0.15		$0.37
Weighted average common shares outstanding:
Basic	193.1		193.1	181.2		181.2
Diluted	193.1		194.9	182.9		182.9

Additional information:
Gross margin (1)	21.4%		21.9%	22.0%		22.0%
SG&A as a % of net sales (1)	11.8%		11.5%	11.1%		11.1%
Operating margin	3.6%		6.0%	5.5%		6.4%
Effective tax rate	41.4%		31.5%	33.2%		33.0%

(1)	Exclusive of depreciation and amortization

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2014 and 2013

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2014						For the Three Months Ended March 31, 2013
	Gross profit	SG&A	Income from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$573.2	$316.5	$96.0	3.6%	$(29.0)	$(0.15)	$282.2	$139.8	5.5%	$27.1	$0.15

Non-GAAP adjustments:
Restructuring charges - net (1)	—	—	18.0	0.6%	13.3	0.07	—	18.6	0.7%	12.0	0.06
Impairment charges - net (2)	—	—	6.7	0.3%	5.0	0.03	—	4.1	0.2%	2.7	0.01
Other charges (3)	—	—	20.5	0.7%	15.2	0.08	—	—	—	—	—
Acquisition-related expenses (4)	—	(7.7)	7.7	0.3%	6.2	0.03	(1.0)	1.0	0.0%	1.0	0.01
Purchase accounting inventory adjustment (5)	12.1	—	12.1	0.5%	7.6	0.04	—	—	—	—	—
Loss on disposal of business (6)	—	—	—	—	0.4	0.00	—	—	—	—	—
Venezuela currency remeasurement (7)	—	—	—	—	7.8	0.04	—	—	—	2.2	0.01
Loss on debt extinguishment (8)	—	—	—	—	49.8	0.26	—	—	—	23.1	0.13
Gain on bargain purchase (9)	—	—	—	—	(16.6)	(0.09)	—	—	—	—	—

Total Non-GAAP adjustments	12.1	(7.7)	65.0	2.4%	88.7	0.46	(1.0)	23.7	0.9%	41.0	0.22

Non-GAAP measures	$585.3	$308.8	$161.0	6.0%	$59.7	$0.31	$281.2	$163.5	6.4%	$68.1	$0.37

(1)	Restructuring charges - net: Operating results for the three months ended March 31, 2014 and 2013 were affected by the following pre-tax restructuring charges:

	2014	2013
Employee termination costs (a)	$13.9	$8.8
Other restructuring charges (b)	4.1	9.8

Total restructuring charges - net	$18.0	$18.6

(a)	For the three months ended March 31, 2014, employee termination costs resulted from the integration of Consolidated Graphics, including the closure of three facilities and one additional facility closure within the Variable Print segment, one facility closure in the Publishing and Retail Services segment and the reorganization of certain operations. For the three months ended March 31, 2013, employee termination costs resulted from the closing of one manufacturing facility within each of the Publishing and Retail Services and Variable Print segments and the reorganization of certain operations.

(b)	Includes lease termination and other facility costs, including charges related to multi-employer pension plan withdrawal obligations related to facility closures.

(2)	Impairment charges - net: Operating results for the three months ended March 31, 2014 and 2013 were affected by other long-lived asset impairment charges.
(3)	Other charges: Recognition of estimated charges related to the Company’s decision to partially withdraw from certain multi-employer pension plans.
(4)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.
(5)	Purchase accounting inventory adjustment: Recognition of a pre-tax charge of $12.1 million ($7.6 million after-tax) as a result of an inventory purchase accounting adjustment for the three months ended March 31, 2014.
(6)	Loss on disposal of business: Recognition of the sale of Office Tiger Global Real Estate Service Inc. in the International segment of $0.8 million ($0.4 million after-tax) for the three months ended March 31, 2014.
(7)	Venezuela currency remeasurement: Currency remeasurement in Venezuela resulted in a pre-tax loss of $21.8 million ($14.9 million after-tax), of which $7.1 million was included in loss attributable to noncontrolling interests. During the three months ended March 31, 2013, the currency devaluation in Venezuela resulted in a pre-tax loss of $3.2 million ($3.2 million after-tax), of which $1.0 million was included in loss attributable to noncontrolling interests.
(8)	Loss on debt extinguishment: Pre-tax loss of $77.1 million ($49.8 million after-tax) was recognized for the three months ended March 31, 2014 related to the repurchase of $211.0 million of the 8.25% senior notes due March 15, 2019, $100.0 million of the 7.25% senior notes due May 15, 2018 and $50.0 million of the 7.625% senior notes due June 15, 2020. During the three months ended March 31, 2013, a pre-tax loss of $35.6 million ($23.1 million after-tax) was recognized related to the repurchase of $173.5 million of 6.125% senior notes due January 15, 2017, $130.2 million of the 8.60% senior notes due August 15, 2016 and $50.0 million of 7.25% senior notes due May 15, 2018.
(9)	Gain on bargain purchase: Acquisition of substantially all of the North American operations of Esselte Corporation (“Esselte”) resulted in a preliminary pre-tax bargain purchase gain of $16.6 million ($16.6 million after-tax) for the three months ended March 31, 2014.

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2014 and 2013

(UNAUDITED)

(in millions)

	Publishing and Retail Services	Variable Print	Strategic Services	International	Corporate	Consolidated

For the Three Months Ended March 31, 2014
Net sales	$642.7	$792.1	$619.7	$619.3	$—	$2,673.8
Income (loss) from operations	9.9	27.7	55.4	30.2	(27.2)	96.0
Operating margin %	1.5%	3.5%	8.9%	4.9%	nm	3.6%

Non-GAAP Adjustments
Restructuring charges - net	2.3	12.0	1.5	1.6	0.6	18.0
Impairment charges - net	2.2	4.5	—	—	—	6.7
Other charges	16.3	4.1	0.1	—	—	20.5
Acquisition-related expenses	—	—	—	0.2	7.5	7.7
Purchase accounting inventory adjustment	—	12.1	—	—	—	12.1

Total Non-GAAP adjustments	20.8	32.7	1.6	1.8	8.1	65.0

Non-GAAP income (loss) from operations	$30.7	$60.4	$57.0	$32.0	$(19.1)	$161.0
Non-GAAP operating margin %	4.8%	7.6%	9.2%	5.2%	nm	6.0%

Depreciation and amortization	37.7	35.1	16.1	24.9	1.7	115.5

Non-GAAP Adjusted EBITDA	$68.4	$95.5	$73.1	$56.9	$(17.4)	$276.5
Non-GAAP Adjusted EBITDA margin %	10.6%	12.1%	11.8%	9.2%	nm	10.3%

Capital expenditures	$11.9	$10.4	$9.9	$12.0	$4.8	$49.0

For the Three Months Ended March 31, 2013
Net sales	$664.4	$648.4	$592.0	$633.7	$—	$2,538.5
Income (loss) from operations	21.8	57.4	58.0	27.9	(25.3)	139.8
Operating margin %	3.3%	8.9%	9.8%	4.4%	nm	5.5%

Non-GAAP Adjustments
Restructuring charges - net	10.1	2.4	0.7	2.2	3.2	18.6
Impairment charges - net	3.2	0.3	0.4	(0.2)	0.4	4.1
Acquisition-related expenses	—	—	—	—	1.0	1.0

Total Non-GAAP adjustments	13.3	2.7	1.1	2.0	4.6	23.7

Non-GAAP income (loss) from operations	$35.1	$60.1	$59.1	$29.9	$(20.7)	$163.5
Non-GAAP operating margin %	5.3%	9.3%	10.0%	4.7%	nm	6.4%

Depreciation and amortization	43.4	27.9	14.8	25.9	1.6	113.6

Non-GAAP Adjusted EBITDA	$78.5	$88.0	$73.9	$55.8	$(19.1)	$277.1
Non-GAAP Adjusted EBITDA margin %	11.8%	13.6%	12.5%	8.8%	nm	10.9%

Capital expenditures	$12.5	$10.9	$0.6	$11.0	$2.9	$37.9

nm Not meaningful

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2014 and 2013

(UNAUDITED)

(in millions)

	2014	2013

Net earnings (loss)	$(33.2)	$25.3
Adjustment to reconcile net earnings (loss) to net cash used in operating activities	198.8	155.4
Changes in operating assets and liabilities	(231.8)	(268.0)
Pension and other postretirement benefits plan contributions	(14.2)	(8.5)

Net cash used in operating activities	$(80.4)	$(95.8)

Capital expenditures	(49.0)	(37.9)
All other cash provided by (used in) investing activities	(378.4)	4.8

Net cash used in investing activities	$(427.4)	$(33.1)

Net cash provided by (used in) financing activities	$(196.8)	$3.7

Effect of exchange rate on cash and cash equivalents	(15.4)	(2.6)

Net decrease in cash and cash equivalents	$(720.0)	$(127.8)

Cash and cash equivalents at beginning of period	1,028.4	430.7

Cash and cash equivalents at end of period	$308.4	$302.9

Additional Information:

	2014	2013
For the Three Months Ended March 31:
Net cash used in operating activities	$(80.4)	$(95.8)
Less: capital expenditures	49.0	37.9

Free cash flow	$(129.4)	$(133.7)

R.R. Donnelley & Sons Company

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended March 31, 2014 and 2013

(UNAUDITED)

(in millions)

	Reported net sales	Adjustments (1)	Pro forma net sales
For the Three Months Ended March 31, 2014
Publishing and Retail Services	$642.7	$—	$642.7
Variable Print	792.1	151.7	943.8
Strategic Services	619.7	1.1	620.8
International	619.3	—	619.3

Consolidated	$2,673.8	$152.8	$2,826.6

For the Three Months Ended March 31, 2013
Publishing and Retail Services	$664.4	$—	$664.4
Variable Print	648.4	318.7	967.1
Strategic Services	592.0	1.4	593.4
International	633.7	—	633.7

Consolidated	$2,538.5	$320.1	$2,858.6

Net sales change
Publishing and Retail Services	(3.3%)		(3.3%)
Variable Print	22.2%		(2.4%)
Strategic Services	4.7%		4.6%
International	(2.3%)		(2.3%)
Consolidated	5.3%		(1.1%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
Variable Print			(0.1%)
Strategic Services			(0.1%)
International			(1.3%)
Consolidated			(0.3%)

Approximate year-over-year impact of changes in pass-through paper sales
Publishing and Retail Services			(1.5%)
International			(0.1%)
Consolidated			(0.4%)

Year-over-year impact of dispositions (2)
International			(1.4%)
Consolidated			(0.3%)

Net organic sales change (3)
Publishing and Retail Services			(1.8%)
Variable Print			(2.3%)
Strategic Services			4.7%
International			0.5%
Consolidated			(0.1%)

The reported results of the Company include the results of Consolidated Graphics, Inc. and MultiCorpora from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended March 31, 2014 and 2013 to pro forma net sales as if the 2014 acquisitions took place as of January 1, 2013 for the purposes of this schedule.

For the three months ended March 31, 2014, the adjustment for net sales of acquired businesses reflects the net sales of Consolidated Graphics, Inc. (acquired January 31, 2014), MultiCorpora (acquired March 10, 2014), and Esselte (acquired March 25, 2014).

There were no acquisitions during the three months ended March 31, 2013.

(1)	Adjusted for net sales of acquired businesses: Variable Print included net sales of Consolidated Graphics, Inc. and Esselte and Strategic Services included net sales of MultiCorpora
(2)	Adjusted for net sales of disposed businesses: Office Tiger Global Real Estate Service Inc. and R.R. Donnelley SAS
(3)	Adjusted for net sales of acquired and disposed businesses, the impact of changes in FX rates and pass-through paper sales

R.R. Donnelley & Sons Company

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended March 31, 2014 and 2013

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
GAAP net earnings (loss) attributable to RR Donnelley common shareholders	$155.1	$(29.0)	$104.0	$14.7	$65.4

Adjustments
Income (loss) attributable to noncontrolling interests	4.6	(4.2)	4.4	3.3	1.1
Income tax expense (benefit)	(45.3)	(23.5)	(62.0)	5.0	35.2
Interest expense - net	269.6	71.0	67.5	65.6	65.5
Investment and other expense (income) - net	28.5	4.6	18.2	(0.3)	6.0
Loss on debt extinguishment (1)	123.4	77.1	—	46.3	—
Depreciation and amortization	437.7	115.5	104.9	106.3	111.0
Restructuring, impairment and other charges - net (2)	156.0	45.2	52.9	38.1	19.8
Acquisition-related expenses (3)	12.6	7.7	3.7	1.1	0.1
Purchase accounting inventory adjustment (4)	12.1	12.1	—	—	—

Total Non-GAAP adjustments	999.2	305.5	189.6	265.4	238.7

Non-GAAP adjusted EBITDA	$1,154.3	$276.5	$293.6	$280.1	$304.1

Net sales	$10,615.6	$2,673.8	$2,755.3	$2,614.9	$2,571.6
Non-GAAP adjusted EBITDA margin %	10.9%	10.3%	10.7%	10.7%	11.8%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

GAAP net earnings (loss) attributable to RR Donnelley common shareholders	$(661.7)	$27.1	$(849.0)	$71.4	$88.8

Adjustments
Income (loss) attributable to noncontrolling interests	(4.5)	(1.8)	(2.7)	(0.2)	0.2
Income tax expense (benefit)	14.3	12.6	(57.0)	52.2	6.5
Interest expense - net	253.9	62.8	63.8	63.7	63.6
Investment and other expense (income) - net	7.0	3.5	(0.9)	(0.4)	4.8
Loss on debt extinguishment (1)	39.6	35.6	4.0	—	—
Depreciation and amortization	470.2	113.6	116.7	119.0	120.9
Restructuring, impairment and other charges - net (2)	1,091.2	22.7	1,020.6	13.9	34.0
Acquisition-related expenses (3)	3.2	1.0	0.4	1.3	0.5
Gain on pension curtailment (5)	(3.7)	—	(3.7)	—	—

Total Non-GAAP adjustments	1,871.2	250.0	1,141.2	249.5	230.5

Non-GAAP adjusted EBITDA	$1,209.5	$277.1	$292.2	$320.9	$319.3

Net sales	$10,235.5	$2,538.5	$2,659.6	$2,508.8	$2,528.6
Non-GAAP adjusted EBITDA margin %	11.8%	10.9%	11.0%	12.8%	12.6%

(1)	Loss on debt extinguishment: Pre-tax losses were recognized related to the repurchases of senior notes prior to maturity, as well as the costs related to the early termination of the Company’s previous $1.75 billion revolving credit facility which was terminated on October 15, 2012.
(2)	Restructuring, impairment and other charges - net: Pre-tax charges for employee termination costs, lease termination and other costs, including charges related to multi-employer pension plan withdrawal obligations as a result of facility closures, and impairment of other long-lived assets. The three months ended March 31, 2014, December 31, 2013 and September 30, 2013 included pre-tax charges for the recognition of estimated charges related to the Company’s decision to partially withdraw from certain multi-employer pension plans. The three months ended December 31, 2013 and 2012 included pre-tax charges for the impairment of other intangible assets. The three months ended December 31, 2012 included pre-tax charges for the impairment of goodwill.
(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.
(4)	Purchase accounting inventory adjustment: Recognition of charges as a result of an inventory purchase accounting adjustment.
(5)	Gain on pension curtailment: A pre-tax gain on pension curtailment was recognized related to the remeasurement of the U.K. pension plan’s assets and obligations that was required with the announced freeze on further benefit accruals as of December 31, 2012.

R.R. Donnelley & Sons Company

Debt and Liquidity Summary

As of March 31, 2014 and 2013 and December 31, 2013

(UNAUDITED)

(in millions)

	March 31, 2014	December 31, 2013	March 31, 2013
Total Liquidity (1)
Cash (2)	$308.4	$1,028.4	$302.9
Committed credit agreement (3)	1,044.8	387.5	1,066.3

	1,353.2	1,415.9	1,369.2
Usage
Borrowings under credit agreement (3)	10.0	—	—
Impact on availability related to outstanding letters of credit	—	—	—

Net Available Liquidity	$1,343.2	$1,415.9	$1,369.2

Short-term and current portion of long-term debt	$278.3	$270.9	$21.6
Long-term debt	3,627.2	3,587.0	3,512.2

Total debt	$3,905.5	$3,857.9	$3,533.8

Non-GAAP adjusted EBITDA for the twelve months ended March 31, 2014 and 2013 and the year ended December 31, 2013	$1,154.3	$1,154.9	$1,209.5

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	3.4x	3.3x	2.9x

(1)	Liquidity does not include uncommitted credit facilities, located primarily outside of the U.S.
(2)	Approximately 86% of cash as of March 31, 2014, 39% of cash as of December 31, 2013 and 80% of cash as of March 31, 2013 was located outside of the U.S. During 2014, the Company’s foreign subsidiaries are expected to make intercompany payments to the U.S. of approximately $40 million from foreign cash balances available at March 31, 2014. In aggregate, approximately $250 million in payments is expected to be made in 2014 and in future years in satisfaction of intercompany obligations. Cash held by foreign subsidiaries may be subject to U.S. or local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash balances is further restricted by local laws.
(3)	The Company has a $1.15 billion senior secured revolving credit agreement (the “Credit Agreement”) which expires October 15, 2017. The Credit Agreement is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. There were $10 million in borrowings under the Credit Agreement as of March 31, 2014. Based on the Company’s results of operations for the twelve months ended March 31, 2014 and existing debt, the Company would have had the ability to utilize $1.0 billion of the $1.15 billion Credit Agreement and not have been in violation of the terms of the agreement.

	March 31, 2014	December 31, 2013	March 31, 2013
Stated amount of the credit agreement	$1,150.0	$1,150.0	$1,150.0
Less: availability reduction from covenants	105.2	762.5	83.7

Total amount available	1,044.8	387.5	1,066.3

Less: borrowings under the credit agreement	10.0	—	—
Impact on availability related to outstanding letters of credit	—	—	—

Availability under the credit agreement	$1,034.8	$387.5	$1,066.3

CONTACT:	Media:
Phyllis Burgee
Director, Communications
630.322.6093
phyllis.burgee@rrd.com
Investors:
Dave Gardella
SVP, Investor Relations
312.326.8155
david.a.gardella@rrd.com